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                    [PricewaterhouseCoopers Inc. Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form F-4 of Randgold Resources Limited our report dated April 30, 2002, relating to the financial statements of Societe des Mines de Morila S.A., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers Inc.



Sunninghill, South Africa
July 5, 2002